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                                    EXHIBIT B



                  Each of the undersigned hereby agrees that the Amended and Restated 13 D filed on the date hereof with respect to shares of the Common Stock, $.01 par value, of Barringer Laboratories, Inc., has been filed on his or its behalf.




                                                  /s/ R. Scott Asen
                                                  ------------------
                                                      R. Scott Asen



                                                  AB Associates, LP



                                                  By:/s/ Gregory A. Beard
                                                     --------------------
                                                         Gregory A. Beard
                                                         Managing Partner


                                                     /s/ Gregory A. Beard
                                                     --------------------
                                                         Gregory A. Beard


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